Exhibit 10.42

DENDRITE INTERNATIONAL, INC. 1997 STOCK INCENTIVE PLAN — FORM OF NOTICE OF

STOCK OPTION AWARD AND STOCK OPTION AGREEMENT

DENDRITE INTERNATIONAL, INC. 1997 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Optionee’s Name:

You have been granted an option to purchase shares of Common Stock of Dendrite International, Inc., subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Dendrite International, Inc. 1997 Stock Incentive Plan (the “Plan”) and the attached Stock Option Agreement (the “Option Agreement”), as follows:

Date of Award:

Total Number of Shares Subject

to the Option (the “Options”):

Exercise Price per Share:

Type of Option:

Option Expiration Date:

Vesting Schedule:

Subject to limitations set forth in this Notice, the Plan and the Agreement, the Options shall vest as follows:

[FOR GRANTS OF INCENTIVE STOCK OPTIONS - ISO Annual Limit

The aggregate fair market value of the common stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year is limited to $100,000.  If an Option intended as an ISO is granted to an Optionee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as a non-qualified stock option as to the  remainder.]

The Optionee acknowledges receipt of a copy of the Plan, the Option Agreement, and a prospectus with respect to the Options and the Options of Common Stock into which the Options may be converted (the “Prospectus”) and represents that he or she is familiar with the terms and provisions thereof and hereby accepts the Options subject to all of the terms and provisions hereof and thereof. The Optionee has reviewed this Notice, the Plan, the Option Agreement and the Prospectus in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Option Agreement and the Prospectus. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the administrators of the Plan upon any questions arising under this Notice, the Plan or the Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

By:

Signed:

Date:

DENDRITE INTERNATIONAL, INC.

By:

Title:

[INCENTIVE/NONQUALIFIED] STOCK OPTION AGREEMENT

UNDER THE DENDRITE INTERNATIONAL, INC.

1997 STOCK INCENTIVE PLAN

THIS AGREEMENT, made this         day of               , 200   by and between Dendrite International, Inc., a New Jersey corporation (the “Company”), and                     (the “Optionee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Dendrite International, Inc. 1997 Stock Incentive Plan (the “Plan”), the Company desires to afford the Optionee the opportunity to acquire, or enlarge, the Optionee’s ownership of the Company’s common stock, no par value per share (“Common Stock”), so that the Optionee may have a direct proprietary interest in the Company’s success;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                       Grant of Option.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending on the close of business on the day of the tenth anniversary of the date hereof (the “Termination Date”), the right and option (the right to purchase any one share of Common Stock hereunder being an “Option”) to purchase from the Company, an aggregate of number of shares of Common Stock (the “Option Shares”), at the price per share (the “Option Price”) and subject to the vesting schedule all as set forth in the Notice of Stock Option Award that accompanies this Agreement.

2.                                       Termination of [Employment/Status as Director]. Any Options held by the Optionee upon termination of [employment/status as director] shall remain exercisable as follows:

(i)  If the Optionee’s termination of [employment/status as director] is due to death, all unvested Options shall terminate on the date of death, and all Options (to the extent exercisable as of the date of death) shall be exercisable by any prior transferee of the Option or by the Optionee’s designated beneficiary, or, if none, the person(s) to whom such Optionee’s rights under the Option are transferred by will or the laws of descent and distribution for 180 days following such termination of [employment/status as director] (but in no event beyond the term of the Option), and shall thereafter terminate;

(ii)  If the Optionee’s termination of [employment/status as director] is due to permanent disability (as determined by the Committee), all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for 180 days following such termination of [employment/status as director] (but in no event beyond the term of the Option), and shall thereafter terminate;

(iii)  If the Optionee’s termination of [employment/status as director] is for cause (as determined by the Committee in its sole discretion), the Option shall terminate upon such termination of [employment/status as director], regardless of whether the Option was then exercisable; and

(iv)  If the Optionee’s termination of [employment/status as director] is for any other reason, all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for a period of 90 days following such termination of [employment/status as director] (but in no event beyond the term of the Option), and shall thereafter terminate.  [An Optionee’s status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave); provided, that, such leave is for a period of not more than 90 days or re-employment upon expiration of such leave is guaranteed by contract or statute.]

3.                                       Method of Exercising Option.  (a)              Options, to the extent vested and exercisable may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased.  Such notice shall be accompanied by the payment in full of the Option Price.  Such payment shall be made:  (a) in cash, or (b) by surrender of shares of Common Stock owned by the holder of the Option and held by the Optionee for such period of time acceptable to the Committee (through actual delivery of such shares to the Company, or by “attestation” in accordance with procedures specified by the Company), or (c) through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (d) through additional methods prescribed by the Committee, or (e) by a combination of any such methods.

(b)                                 At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon by tendering to the Company a check in the amount of such withholding, or [by electing to have withheld upon exercise shares of Common Stock having a Fair Market Value equal to the amount of such tax withholding, or by surrender of shares of Common Stock owned by the holder of the option (through actual delivery of such shares to the Company, or by “attestation”)/if allowed in the sole discretion of the Committee, by electing to have withheld upon exercise, shares of Common Stock having a Fair Market Value equal to the amount of such tax withholding.]

4.                                       Issuance of Shares.  As promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Optionee the net number of Option Shares with respect to which Options have been so exercised [(less shares used, by delivery or attestation, for payment of the exercise price and/or used, by delivery or attestation, in satisfaction of tax withholding obligations, if any/ less shares withheld in satisfaction of tax withholding obligations, if any)], and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name.

5.                                       Company; Optionee.  [(a)  The term “Company” as used in this Agreement with reference to employment shall include the Company and its Subsidiaries (as defined in the Plan), as appropriate.

(b)                                 ]Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person or persons.

[6.                                   Forfeiture.  In consideration of the granting of Options pursuant to this Agreement and the Plan, the Optionee hereby agrees that notwithstanding anything in the Plan or this Agreement to the contrary, in the event of:

(i) a serious breach of conduct by the Optionee (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiaries, or any material breach by the Optionee of any Company policy or any material breach by Optionee of the obligations set forth in the Company’s employee handbook), or

(ii) a breach by the Optionee of any employment agreement between the Optionee and the Company or

(iii) a breach by the Optionee of his or her written agreement not to compete with the Company or a breach by the Optionee of his or her confidentiality agreement with the Company or a breach by the Optionee of his or her covenant against soliciting Company employees, then (a)  all outstanding Options granted to such Optionee, in whole or in part, whether or not vested, shall be cancelled and/or (b) if such conduct or activity occurs within one year following the exercise of an Option, such Optionee shall be required to repay to the Company any gain realized upon the exercise of such Options (with such gain valued as of the date of exercise).  Such cancellation or repayment obligation shall be effective as of the date specified by the Committee.  Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day prior to the date of payment), and the Committee is hereby permitted and expressly authorized by the Optionee to offset against any future payments owed by the Company or any Subsidiary to the Optionee (including any salary, bonus, severance or other compensation) to satisfy the repayment obligation.  The determination of whether the Optionee has engaged in a serious breach of conduct or has breached his or her employment agreement shall be determined by the Committee in good faith.  This Section 6 shall have no application following a Change in Control.

Optionee agrees to reimburse the Company for all costs and expenses (including, without limitation, court costs and the reasonable fees and expenses of attorneys) incurred by the Company in connection with any action by the Company seeking to enforce this Section 6.]

7.                                       Non-Transferability.  The Options are not transferable by the Optionee otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Optionee’s lifetime only by the Optionee.  [provided, however, the Optionee may transfer the Options to his Immediate Family Member (or to trusts, partnerships, or limited liability companies established exclusively for such family members); provided, further, that there is no consideration for this transfer, subsequent transfers of these transferred Options are prohibited except as otherwise provided in Section 13 of the Plan, and following the transfer, the Options are subject to the same terms and conditions as immediately prior to the transfer.]  No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise [(except to a designated beneficiary, upon death, by will or the laws of descent and distribution)/(except as otherwise provided by this Section 7, upon death, by will or the laws of descent and distribution)], shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8.                                       Change in Control.  Upon the occurrence of a Change in Control, all Options shall automatically become vested and immediately exercisable in full.

9.                                       Rights as Shareholder.  The Optionee or a transferee of the Options shall have no rights as  shareholder with respect to any Option Shares until he or she shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which he or she shall become the holder of record thereof.

10.                                 Adjustments.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Stock other than regular cash dividends, the number or kind of shares subject to Options under this Agreement may be adjusted by the Committee as it shall in its sole discretion deem equitable and the number and kind of shares subject to any outstanding Options granted hereunder and the purchase price thereof may be adjusted by the Committee as it shall in its sole discretion deem equitable to preserve the value of such Options.

11.                                 Compliance with Law.  Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he or she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

12.                                 Notice.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed, physically delivered or electronically delivered (with verification of receipt) to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed, physically delivered or electronically delivered (with verification of receipt) to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed, physically delivered or electronically delivered (with verification of receipt) to the Company at its principal executive office, to the attention of the office of the General Counsel at: [     ]; and all notices or communications by the Company to the Optionee may be (1) given to the Optionee personally, (2) mailed to his or her address as recorded in the records of the Company or (3) electronically delivered to the Optionee at his or her e-mail address issued to such Optionee by the Company or at his or her fax number as recorded in the records of the Company.

13.                                 [Incentive Stock Options.  The Options granted hereunder are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended/Nonqualified Stock Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Code].

14.                                 Binding Effect.  Subject to Section [7/6] hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.                                 Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey without regard for conflict of laws principles.

[16.                             Venue and Jurisdiction; Waiver of Jury Trial.  Any claim brought by the Optionee arising out of or in connection with this Agreement or the Plan, the subject matter thereof, or the performance or non-performance of any obligation thereunder (other than a counterclaim maintained by the Optionee in an action originally brought by the Company), shall be brought in either the state or federal courts located in the State of New Jersey.  The Optionee hereby irrevocably submits to the jurisdiction of each of the state or federal courts located in the State of New Jersey for the purposes of any suit, civil action or other proceeding (“Suit”) arising out of or in connection with this Agreement or the Plan, the subject matter thereof, or the performance or non-performance of any obligation thereunder.  The Optionee hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that he or she is not subject to the jurisdiction of the state or federal courts located in the State of New Jersey, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.  The Optionee hereby consents to service of process by first-class mail with respect to any action brought by the Company against the Optionee arising out of or in connection with this Agreement or the Plan.

THE OPTIONEE HEREBY WAIVES ANY TRIAL BY JURY WITH RESPECT TO ANY CLAIM ARISING OUT OF OR IN CONNECTION WITH THE AGREEMENT

OR THE PLAN, THE SUBJECT MATTER THEREOF, OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OBLIGATION THEREUNDER.]

17.                                 Plan.  The terms and provisions of the Plan are incorporated herein by reference, and the Optionee hereby acknowledges receiving a copy of the Plan.  In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control.  In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control.  All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.